UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52228	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2013, Sorrento Therapeutics, Inc. (the “Company”) exercised its previously disclosed option to acquire IgDraSol, Inc. (“IgDraSol”). Pursuant to an Agreement and Plan of Merger dated September 9, 2013 (the “Agreement”), the Company issued 3,006,641 shares of its common stock to the stockholders of IgDraSol (the “Merger”). Pursuant to the Agreement, upon the achievement of certain regulatory milestones, the Company will be required to issue an additional 1,306,272 shares of common stock to former IgDraSol stockholders.

The Merger closed concurrently with the execution and delivery of the Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 Entry into a Material Definitive Agreement of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 Entry into a Material Definitive Agreement of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The issuances of the securities described in Item 1.01 were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(2) of the Securities Act (or Regulation D promulgated thereunder) as a transaction by an issuer not involving any public offering. Each recipient of securities: (i) represented that such recipient was an accredited investor under Rule 501 of Regulation D, or (ii) each recipient who was not an accredited investor, either alone or with a purchaser representative had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the Merger, or we reasonably believed immediately prior to the closing of the Merger that such recipient comes within this description. In accordance with Rule 506, no more than 35 recipients of the securities were non-accredited investors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger: (i) Dr. Vuong Trieu, the former Chief Executive Officer of IgDraSol, was appointed Chief Scientific Officer of Sorrento, (ii) George Uy, the former Chief Commercial Officer of IgDraSol, was appointed Chief Commercial Officer of Sorrento, and (iii) the board of directors of the Company was reconstituted to include two additional directors, Dr. Trieu and Mr. Jaisim Shah.

Dr. Vuong Trieu, Director and Chief Scientific Officer

Vuong Trieu, Ph.D., age 50, has been involved in drug discovery and development for over 20 years, including his contributions as co-inventor of Abraxane®. Dr. Trieu has broad drug discovery and development experience having directly supported seven drug candidates from preclinical to clinical to commercialization, as well as broad regulatory experience across various territories: US, EMEA, KIKO, and others. Previously, Dr. Trieu was Sr. Director of Pharmacology/Biology at Abraxis Bioscience/Celgene and led

the drug discovery and preclinical development as well as pharmacokinetic and biomarker programs supporting Abraxis pipeline and its commercial product Abraxane®. There, Dr. Trieu led the preclinical, clinical and PK/biomarker development of Abraxane®, and was the co-inventor of the intellectual property covering Abraxane®. Previously, Dr. Trieu held positions at Genetic Therapy/Sandoz (leading the adenoviral gene therapy program against atherosclerosis), Applied Molecular Evolution (AME)/Lily (leading the expression, purification, and preclinical testing of mAb therapeutics) and Parker Hughes Center (Director of Cardiovascular Biology program that evaluated a series of small molecules and biologics against preclinical models of atherosclerosis, dyslipidemia, stroke, ALS, and restenosis).

Dr. Trieu has 34 peer-reviewed scientific articles and 30 patents and patent applications, and is also an active member of various professional societies including Endocrine Society, ASCO, and AACR. Dr. Trieu completed postdoctoral training at University of Chicago’s pediatric transplantation unit and Oklahoma Medical Research Foundation lipoprotein department. Dr. Trieu obtained his doctorate in Microbiology/Molecular Biology from the University of Oklahoma in 1989.

Mr. Jaisim Shah, Director

Jaisim Shah, age 53, has more than 25 years of global biopharma experience including over 15 years in senior management leading business development, commercial operations, investor relations, marketing and medical affairs. Mr. Shah currently serves as the Chief Executive Officer and board member at Semnur Pharmaceuticals. Prior to Semnur, Mr. Shah was a consultant to several businesses, including Sorrento Therapeutics, and was the Chief Business Officer of Elevation Pharmaceuticals, where Mr. Shah led a successful sale of Elevation to Sunovion in September 2012. Prior to Elevation, Mr. Shah was president of Zelos Therapeutics, where Mr. Shah focused on financing and business development. Prior to Zelos, Mr. Shah was the Senior Vice President and Chief Business Officer at CytRx, a biopharmaceutical company. Previously, Mr. Shah was Chief Business Officer at Facet Biotech and PDL BioPharma where he completed numerous licensing/partnering and strategic transactions with pharmaceutical and biotech companies. Prior to PDL, Mr. Shah was at Bristol-Myers Squibb, most recently as Vice President of Global Marketing where he received the “Presidents Award” for completing one of the most significant collaborations in the company’s history. Previously, Mr. Shah was at F. Hoffman-La Roche in international marketing and was global business leader for corporate alliances with Genentech and Idec. Mr. Shah holds an MA in Economics from the University of Akron and an MBA from Oklahoma University.

Mr. George Uy, Chief Commercial Officer

George Uy, age 57, has been responsible for the planning and launch of several successful drugs over the past 30 years. Prior to joining IgDraSol, Mr. Uy was Vice President of Commercial Operations at Spectrum Pharmaceuticals. Mr. Uy helped transition Spectrum from development to commercialization, built the commercial organization and launched two successful oncology drugs. In 2003, Mr. Uy was hired as one of the first employees at Abraxis Bioscience to launch a breast cancer drug, Abraxane® (nab-paclitaxel). Abraxane® achieved sales exceeding $100 million in its first year. Mr. Uy started his career with Roche as a pharmaceutical sales representative, and later assumed senior executive positions responsible for the successful launch of several pharmaceutical products. Mr. Uy later relocated to Roche Basel in Switzerland as International Product Manager for Roferon-A®. Mr. Uy established the commercial operations for Roche Shanghai, where he grew China sales significantly and launched several products. He later relocated to the US and was responsible for launching Xeloda® (capecitabine), an oral chemotherapy drug for breast and colorectal cancer. Mr. Uy received his B.A. in Medical Technology from the Cebu Institute of Medicine.

Effective upon the Merger closing, we entered into employment agreements (the “Employment Agreements”) with each of Dr. Trieu and Mr. Uy pursuant to which they are employed as our Chief Scientific Officer and Chief Commercial Officer, respectively. Each Employment Agreement is for a term of two years from the Merger closing (the “Term”). Under their respective Employment Agreements, Dr. Trieu will receive an annual salary of $250,000, Mr. Uy will receive an annual salary of $175,000, and each will be eligible to participate in any cash-bonus program and equity award plan of the Company in such amounts as our board of directors or any applicable committee thereof shall determine in its sole discretion. The annual bonus payable under the annual incentive program will be based on the achievement of individual and Company performance goals to be determined in good faith by the Board or an authorized committee of the Board.

The Company has the right to terminate each of Dr. Trieu’s and Mr. Uy’s employment at any time with or without “cause” or upon their death or disability (each as defined in the their respective Employment Agreements). Dr. Trieu and Mr. Uy may resign with or without “good reason” (as defined in their respective Employment Agreements) upon 30 days’ written notice. Under such circumstances, Dr. Trieu and Mr. Uy will be entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements.

The Employment Agreements for Dr. Trieu and Mr. Uy also include provisions regarding severance. If Dr. Trieu or Mr. Uy is terminated without cause or resigns for good reason, he will also be entitled to 12 months of his then-applicable base salary paid in a lump sum and 12 months of health care benefits continuation at the Company’s expense. If Dr. Trieu or Mr. Uy is terminated by the Company for cause or resigns without good reason, he shall not be entitled to further compensation. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts.

The Employment Agreements also contain standard confidentiality, non-competition and non-solicitation covenants.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the Trieu Employment Agreement and Uy Employment Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2013.

Item 7.01	Regulation FD Disclosure.

On September 10, 2013, the Company issued a press release regarding the completion of the acquisition of IgDraSol. A copy of the press release is attached hereto as Exhibit 99.1. In addition, on September 10, 2013, the Company issued a press release regarding securing an option to obtain an exclusive license for the worldwide rights to Biomiga Diagnostics’ proprietary therapeutic drug monitoring (TDM) device for paclitaxel products. A copy of the press release is attached hereto as Exhibit 99.2.

In addition, the Company intends to conduct meetings with third parties in which its corporate slide presentation will be presented. The Company’s presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1933, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

Financial statements and pro forma financial statements of IgDraSol as of and for the period ended June 30, 2013 shall be filed on an amendment to this form within 74 days of this filing.

Exhibit No.	Description

2.1	Agreement and Plan of Merger between Sorrento Therapeutics, Inc. and IgDraSol, Inc. dated September 9, 2013.*

99.1	Press release dated September 10, 2013.

99.2	Press release dated September 10, 2013.

99.3	Sorrento Therapeutics, Inc. Corporate Presentation.

*	Sorrento hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2013

SORRENTO THERAPEUTICS, INC.

By:	/s/ Richard Vincent
Name:	Richard Vincent
Title:	Chief Financial Officer and Secretary